                                                                  EXHIBIT 20.5
[LOGO] [WFS FINANCIAL LETTERHEAD]


                               OWNER TRUST 1997-C

                   ANNUAL STATEMENT TO SECURITY HOLDERS 4.09
                            FOR SERVICE PERIOD 1997

                                                                    DISBURSEMENT DATE
                                     --------------------------------------------------------------------------------------
                                       MARCH 20           JUNE 20          SEPTEMBER 20     DECEMBER 20           TOTAL
                                     ------------      --------------     --------------   -------------     --------------
PART I.  DISTRIBUTIONS

  Interest Paid - Class A1                                                                   2,238,320.00      2,238,320.00
  Interest Paid - Class A2                                                                   2,384,958.33      2,384,958.33
  Interest paid - Class A3                                                                   4,137,833.33      4,137,833.33
  Interest Paid - Class A4                                                                   1,213,600.00      1,213,600.00
  Interest Paid - Certificate                                                                1,165,500.00      1,165,500.00
                                     ------------      --------------     --------------   --------------    --------------
     Total Interest Paid                     0.00                0.00               0.00    11,140,211.66     11,140,211.66
                                     ------------      --------------     --------------   --------------    --------------

  Principal Paid - Class A1                                                                 50,779,000.48     50,779,000.48
  Principal Paid - Class A2                                                                          0.00              0.00
  Principal Paid - Class A3                                                                          0.00              0.00
  Principal Paid - Class A4                                                                          0.00              0.00
  Principal Paid - Certificate                                                                       0.00              0.00
                                     ------------      --------------     --------------    -------------    --------------
    Total Principal Paid                     0.00                0.00               0.0     50,779,000.48     50,779,000.48
                                     ------------      --------------     --------------    --------------   --------------

PART III.  AGGREGATE SCHEDULED
           BALANCE

    Total Aggregate Scheduled
      Balance                                0.00                0.00               0.00    552,139,999.11
                                     ------------      --------------     --------------    --------------

PART III.  SERVICING FEES

    Total Servicing Fees Paid                0.00                0.00               0.00      1,459,500.00      1,459,500.00
                                     ------------      --------------     --------------    --------------    --------------

PART IV.  SHORTFALLS

    Total Interest Shortfall                 0.00                0.00               0.00              0.00              0.00
                                     ------------      --------------     --------------    --------------    --------------

    Total Principal Shortfall                0.00                0.00               0.00              0.00              0.00
                                     ------------      --------------     --------------    --------------    --------------



PART V.  OFFICER'S CERTIFICATE


All computations presented reflect accurate information for the calendar period ended 1997 and were performed in conformity with the Sale and Servicing Agreement dated September 1, 1997.


                                                /s/ Lee Whatcott
                                                ------------------------------
                                                Lee Whatcott
                                                Executive Vice President
                                                Chief Financial Officer


                                                /s/ Mark Olson
                                                -------------------------------
                                                Mark Olson
                                                Senior Vice President
                                                Controller